Exhibit 99.1

               STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE OFFICER REGARDING FACTS AND CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS

I, Richard C. Notebaert, state and attest that:

      (1)  I make the following statements to the best of my knowledge.

      (2)  I am unable to attest that:

           o no covered report contained an untrue statement of material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

           o no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

      (3) The facts and circumstances that prevent me from attesting to the information in paragraph (2) above are as follows:

                (a) Qwest Communications International Inc. ("Qwest" or the "company") and its advisors are in the process of performing internal analyses of its accounting policies, practices and procedures, and internal controls. The results of this work are expected to affect certain of the company's prior financial information and disclosures, including information contained in covered reports.

                (b) Earlier this year the company and its board of directors began an analysis of revenue recognition and accounting treatment for certain of the company's optical capacity asset sale transactions. That analysis since has been expanded, to include all of the company's optical capacity asset sale transactions from 1999 to 2001, and to include other company accounting policies, practices and procedures and related disclosures. Based on the work to date, the company has determined that it has in some cases applied its accounting policies incorrectly, that it incorrectly recognized revenue and/or profit upfront in certain transactions, and that it expects to restate its financial statements for prior periods.

                (c) Qwest determined not to re-engage Arthur Andersen LLP as its auditor and engaged KPMG LLP in May 2002. Since that time, KPMG has been analyzing the company's financial information and has

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                provided input regarding its preliminary views on certain Qwest accounting policies, practices and procedures. Those views have been, and are continuing to be, considered as a part of the company's internal analysis. KPMG has not completed its analysis. KPMG also is analyzing Qwest's internal controls, but has not completed this work. As the company has disclosed, KPMG has advised Qwest that it will not be able to complete a review in accordance with Statement on Auditing Standards No. 71 ("SAS 71") of Qwest's financial statements for the quarter ended June 30, 2002 due to, among other things, the investigation being conducted by the Division of Enforcement of the Securities and Exchange Commission (the "Commission") and the issues that are the subject of the investigation, the preliminary identification of certain adjustments that the company believes may be necessary to make in its historical financial statements, the ongoing analyses by the company, its advisors and KPMG of the accounting policies and practices of the company, and the inability of Qwest's principal executive officer and principal financial officer to certify the accuracy of the company's filings. The company disclosed that it does not expect to file a quarterly report on Form 10-Q for the quarter ended June 30, 2002 until such time as it has sufficient certainty of the impact on this period of the expected restatement. At the time it files this quarterly report, the company expects KPMG will have completed its SAS 71 review.

                (d) The company is in discussions with the staff of the Commission concerning the company's accounting policies for optical capacity asset sales transactions as indefeasible rights of use ("IRUs") as described in paragraph (f) below. Those discussions relate to the appropriateness of the company's accounting policies for IRUs and the application of those policies. If the company is unable to convince the Commission staff of the appropriateness of one or more of the company's IRU accounting policies and/or their application, further adjustments to historical financial statements, including those contained in covered reports, will be required.

                (e) Since joining the company in June 2002, I have been involved in the internal analyses by the company and its advisors.

                (f) The internal analyses are not complete. I believe that the internal analyses, now being directed by new management and being informed by the views of new auditors, will result in a conclusion that the restatement of financial information and that the amendment of prior filed reports, including covered reports, will be necessary. Subsequent to the date of this

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                statement under oath, new issues may be raised by the company's internal analyses, or by KPMG. Issues currently under consideration for potential restatement and/or enhanced disclosure in covered reports include, but are not limited to, the following:

                  (i) IRUs. The company analyzed its application of the revenue recognition policies approved by its previous auditor, Arthur Andersen, with respect to optical capacity asset sales. The company, in consultation with KPMG, currently is analyzing the application of the company's accounting policies to all of the company's optical capacity asset sales transactions, and the appropriateness of the accounting policies themselves. In addition, I understand that the company's accounting policies for IRUs generally are under review by the Commission and may be determined to be inappropriate. Based on the work accomplished to date, the company has preliminarily concluded that its revenue recognition policies were incorrectly applied to optical capacity asset transactions which totaled approximately $1.16 billion in recognized revenue in the period from 1999 through 2001, and which represented approximately 18 percent of the company's optical capacity asset transactions in this period. The company may ultimately conclude that it recognized revenue inappropriately with respect to the transactions identified in the initial analysis and in other optical capacity sales and that the amount of the additional revenue adjustments may be significant. For example, if the company were to determine that certain of the policies as applied to all optical capacity asset sales were inappropriate, the company may be required to restate its financial statements with respect to optical capacity asset sales affected by such policies, which could be all optical capacity asset sales in the relevant periods.

                  (ii) Equipment Sales. In connection with certain equipment sales, the company may have inappropriately recognized revenue and/or profit that should have been deferred or otherwise recognized in another quarter. The company adjusted for these transactions in the fourth quarter of 2001 by reducing revenues and/or profits in an amount equal to that which had been determined at the time of completing the 2001 financial statements as having been inappropriately recognized upfront as a result of these transactions. The company believes that these transactions should be restated to defer revenues and/or profit that were recognized when the transactions were

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                  initially recorded, and to move the fourth quarter 2001
                  adjustments to the appropriate quarters.

                  (iii) Qwest Dex ("Dex"). Prior to 1999, the company recognized revenues and expenses relating to its Dex directory publication business using the deferral and amortization method, under which revenues and expenses were recognized over the lives of the directories, which up to that time were consistently 12 months. Effective as of the first quarter of 1999, Dex changed to the point of publication method of accounting, under which the company recognized revenues and expenses at the time the directory was published, and received a preferability letter from its auditors at the time, Arthur Andersen. In consultation with KPMG, the company recently has reassessed the point of publication method and has concluded, based on that reassessment and on comments the company received from the Commission staff in August 2002, that directory revenues should be recorded using the deferral and amortization method of accounting. The company expects that it will apply that method when the company and KPMG have completed all of their analyses.

                  (iv) Telecommunications Services. During 2000 and 2001 the company received services from third party telecommunications providers and paid such providers but did not properly record the cost associated with certain such services. The company is continuing to analyze these items to quantify the amount of these understated costs.

                  (v) Other. Once the company completes the analyses being undertaken by the company and its advisors of other accounting policies and practices, and of internal controls, further adjustments will likely be required relating to prior periods, including those included in covered reports. The company has not concluded sufficient analysis to quantify these adjustments.

                (g) Based on the internal analyses performed to date, I believe that the company needs to enhance certain internal controls, which are being analyzed by Qwest and its advisors.

                (h) In light of the matters and uncertainties described above, other than as set forth above I am not able at this time to express a view concerning the accuracy and completeness of Qwest's covered reports.

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      (4)  I have reviewed the contents of this statement with the company's audit committee.

      (5) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

           o the Qwest Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the Commission on April 1, 2002;

           o all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Qwest filed with the Commission subsequent to the filing of the Form 10-K identified above; and

           o    any amendments to any of the foregoing.


/s/ RICHARD C. NOTEBAERT                   Subscribed and sworn to before me
--------------------------------           this 16th day of August, 2002.
Richard C. Notebaert
Dated:  August 16, 2002
                                           /s/ Jennifer R. Isaacs
                                           -------------------------------------
                                           Notary Public

                                           My commission expires: 6/21/06


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